Exhibit 99.1

Apple Hospitality REIT Extends Credit Facility Waiver Period and Enhances Financial Flexibility

RICHMOND, Va. (March 2, 2021) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced that it has successfully amended its unsecured debt agreements to extend the waiver period of all existing financial covenants through the end of the fourth quarter of 2021 with all but two existing financial covenants waived through the end of the first quarter of 2022 (the “Extended Covenant Waiver Period”), unless the Company elects an earlier date. The Company’s unsecured credit facilities consist of a $425 million revolving credit facility, $820 million of funded term loans and a $50 million senior notes facility. As of March 1, 2021, the revolving credit facility had an outstanding balance of approximately $161 million with availability of approximately $264 million.

“With the strength of our balance sheet, our track record of disciplined capital allocation and our current operational outperformance, we secured an extension of our covenant waiver period and enhanced flexibility without raising additional capital or further encumbering our portfolio as we continue our efforts to preserve equity value for our shareholders,” commented Liz Perkins, Chief Financial Officer of Apple Hospitality. “We successfully achieved our key objective of enhancing our ability to exit the waiver period while increasing our near-term flexibility to capitalize on potential acquisition opportunities. These adjustments better position us to maximize long-term value for our shareholders as our business continues to recover. We are incredibly grateful for our longstanding relationships with our lenders and their continued support.”

The amendments provide for, among other things, the following modifications to the Company’s original covenant waiver period restrictions during the Extended Covenant Waiver Period:

•

Suspend testing of the Minimum Fixed Charge Coverage Ratio and the Minimum Unsecured Interest Coverage Ratio until the compliance certificate is required to be delivered for the fiscal quarter ending March 31, 2022.

•

Suspend testing for all other of the Company’s existing financial maintenance covenants until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2022.

•	Provide allowance of $300 million for acquiring unencumbered assets with proceeds from asset sales.
•	Provide allowance of $300 million for acquiring unencumbered assets funded by common equity.
•

Maintain the fully unsecured status of the Company’s unencumbered assets.  A requirement to pledge the equity interests of each direct or indirect owner of certain unencumbered property in favor of the administrative agent if average liquidity for any month is less than $200 million, a reduction from the $275 million per the prior amendment, or if the total amount outstanding under the revolving credit facility exceeds $275 million.

•

Maintain covenants measured on an annualized basis following the Extended Covenant Waiver Period until the calculation is based on a trailing four quarter period. Modify certain of the existing financial maintenance covenants to less restrictive levels following the Extended Covenant Waiver Period as follows:

o	Maximum Consolidated Leverage Ratio of 8.50x for the first two fiscal quarters, 8.00x for two fiscal quarters, 7.50x for one fiscal quarter and then a ratio of 6.50x thereafter;
o	Minimum Fixed Charge Coverage Ratio of 1.05x for the first fiscal quarter, 1.25x for one fiscal quarter and then a ratio of 1.5x thereafter;

o	Minimum Unsecured Interest Coverage Ratio of no less than 1.25x for the first fiscal quarter, 1.50x for one fiscal quarter, 1.75x for one fiscal quarter and then a ratio of 2.0x thereafter; and
o	Maximum Unsecured Leverage Ratio of 65% for two fiscal quarters and 60% thereafter.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 234 hotels with approximately 30,000 guest rooms located in 88 markets throughout 35 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 125 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and new variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued  impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the speed of the vaccine roll-out, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.